 April 19, 2016  2016 Shareholder Meeting  Exhibit 99.1

 Management Reports Chris French President and CEO

 Safe Harbor Statement  This presentation includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our business strategy, our prospects and our financial position. These statements can be identified by the use of forward-looking terminology such as “believes,” “estimates,” “expects,” “intends,” “may,” “will,” “should,” “could,” or “anticipates” or the negative or other variation of these similar words, or by discussions of strategy or risks and uncertainties. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from the Company’s expectations and projections. Important factors that could cause actual results to differ materially from such forward-looking statements include, without limitation, risks related to the following: Increasing competition in the communications industry; andA complex and uncertain regulatory environment.A further list and description of these risks, uncertainties and other factors can be found in the Company’s SEC filings which are available online at www.sec.gov, www.shentel.com or on request from the Company. The Company does not undertake to update any forward-looking statements as a result of new information or future events or developments.

 Use of Non-GAAP Financial Measures   Included in this presentation are certain non-GAAP financial measures that are not determined in accordance with US generally accepted accounting principles. These financial performance measures are not indicative of cash provided or used by operating activities and exclude the effects of certain operating, capital and financing costs and may differ from comparable information provided by other companies, and they should not be considered in isolation, as an alternative to, or more meaningful than measures of financial performance determined in accordance with US generally accepted accounting principles. These financial performance measures are commonly used in the industry and are presented because Shentel believes they provide relevant and useful information to investors. Shentel utilizes these financial performance measures to assess its ability to meet future capital expenditure and working capital requirements, to incur indebtedness if necessary, return investment to shareholders and to fund continued growth. Shentel also uses these financial performance measures to evaluate the performance of its businesses and for budget planning purposes.

 Record Financial Results  x  Revenue  Net Income  Operating Income  x  x  2013  2015  2014  Earnings per Share (Diluted)

 Earnings Per Share (Diluted)  x  x

 Cash Dividend History (per Share, Split Adjusted)  x  x

 Total Long Term Debt to Assets (in millions)  Debt as % of Assets  42%  38%  41%  36%  39%  32%

 Operating Income by Segment  Wireless  Wireline  Cable  x  x  x  x  2013  2015  2014

 Cable Revenue Generating Units (in thousands)  (Year End)

 Access, Local, and Fiber Lease Revenue (in millions)

 Wireless Highlights  PCS Customers (000s)

 Wireless Expansion

 Pro Forma Network Following nTelos Acquisition  Shentel Cable Coverage   Shentel Coverage  Overlap Coverage  NTELOS Coverage

 Cumulative Total Shareholder Return  x

 Split-Adjusted Stock Price and Value of Original Share  x

 Management Reports Adele Skolits VP of Finance and CFO

 Mix of External Revenues (in millions)  After elimination of affiliate revenues the total revenues for 2013, 2014, and 2015 were $308.9, 326.9, and $342.5, respectively.  1

 Mix of Operating Expenses (in millions)

 Operating Income (in millions)

 Operating Income Improvement – 2015 vs. 2014 (in millions)

 Pro Forma External Revenues (in millions)  Actual 2015 for Shentel and nTelos (Western Markets). For illustrative purposes only. Not indicative of future results.

 Net Transaction Consideration (in millions)  As of December 31, 2015.Adjusted Operating Income Before Depreciation and Amortization as reported in the 10K’s of both organizations.

 Pro Forma Capitalization – As of 12/31/15 (in millions)  Assets  Debt

 Management Reports Earle MacKenzie EVP and COO

 PCS Postpaid Subscribers (in thousands)  (Year End)

 PCS Postpaid Gross Billed Revenue per User

 PCS Prepaid Subscribers (in thousands)  (Year End)

 PCS Prepaid Gross Billed Revenue per User

 How Does Shentel’s Wireless Compare?  * Total Subs includes Wholesale Subscribers and Connected Device data plans.

 Cable Revenue Generating Units (in thousands)  x  Customers    72,734   69,538   71,298  (Year End)

 Cable Average Monthly Revenue per Customer

 How Does Shentel Cable Compare?  * Note: Information for Industry and Peer Averages from SNL Kagan as of 12/31/15. Selections for the peer group include peers with numbers of homes passed similar to that of Shentel.  (Year End)

 Wireline Customers  (Year End)

 Investing in the Future (in millions)    Capex Spending    56% Upgrades and Expansion of nTelos Network17% Network Expansion11% Additional Network Capacity10% Network Maintenance6% Success-Based  2016 Plan  2015 Actual  2014 Actual  2016 Planned Spending  2013 Actual

 Pro Forma Footprint  Shentel Fiber Routes    Shentel POP  Shentel Leased Routes  Shentel Planned Routes    Shentel Coverage    Shentel Master Headend    Overlap Coverage    NTELOS Coverage    Shentel Cable Coverage    Planned Shentel POP    Internet POP

 Pro Forma Operating Statistics as of 12/31/15  Cell Sites    552     1,008     NA    1,411   Market POPs (000’s)    2,433     4,400     4,400     5,449   Covered POPs (000’s)     2,224     3,100     3,100     4,283   % Coverage    91%    70%    70%    79%                    Postpaid Subs (000’s)    313     233     190     736   Prepaid Subs (000’s)    143     69     88     300   Total Subs (000’s)     455      302      278      1,035   Penetration %    20.5%    9.7%    9.0%    24.1%                    Employees    700    300    60    1,060  SHENTELPro Forma  Represents Western Markets only.Represents Sprint customers within the market governed by the revised Affiliate Agreement. POPs totals include areas that overlap current Shentel markets.After the elimination of 149 redundant sites.    1  2  4  3  3  3  3

 April 19, 2016  2016 Shareholder Meeting